POWER OF ATTORNEY
Allianz Life Insurance Company of North America

        I hereby constitute and appoint Stewart D. Gregg and Erik T. Nelson as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of North America - Registered Life and Annuity Products

Allianz Life Variable Account A 33 Act No.
ValueLife 33-11158
Valuemark Life 33-15464
Life Fund VUL 333-60206
Allianz Life Variable Account B
Valuemark II 33-23035
Valuemark III 33-72046
VIP 33-76190
Valuemark IV 333-06709
Charter 333-63719
Alterity 333-82329
Rewards 333-95729
Dimensions 333-47886

Allianz Life Variable Account B33 Act No.
High Five 333-90260
Charter II 333-101812
High Five Bonus 333-111049
High Five L 333-120181
Custom Income 333-126217
Elite 333-134267
Vision 333-139701
Connections - RJ 333-145866
Retirement Pro 333-166408
Connections – WF 333-169265
Vision (POS) 333-171427
Allianz Life of North America
Income Vest contingent annuity333-169865

By:  /s/ Marna C. Whittington

Name: Dr. Marna Whittington

Title:  Director

Date:  March 20, 2012